Exhibit 10.3 Calumet GP, LLC Long-Term Incentive Plan Grant of Phantom Units with DERs Grantee: Grant Date: 1. Grant of Phantom Units with DERs. Calumet GP, LLC (the “Company”) hereby grants to you ___ Phantom Units under the Calumet GP, LLC Long-Term Incentive Plan (the “Plan”) on the terms and conditions set forth herein and in the Plan, which is incorporated herein by reference as a part of this Agreement. This grant of Phantom Units also includes a tandem grant of a DER with respect to each Phantom Unit. You shall not be credited with DERs for any distributions made with respect to a Unit prior to January 15, 2023. 2. Vesting. (a) Phantom Units. Except as otherwise provided in Paragraph 3 below, the Phantom Units granted hereunder shall vest 100% on the third anniversary of the Grant Date. (b) DERs. The right to receive DERs on and after January 15, 2023 shall be 100% vested on and after such date. If a tandem Phantom Unit is forfeited, your tandem DER with respect to such Phantom Unit shall automatically terminate at that time. 3. Events Occurring Prior to Vesting. (a) Death, Disability or Normal Retirement. If your employment with the Company terminates as a result of your death or a Disability (defined below) or in connection with your Normal Retirement (defined below), all outstanding Phantom Units then held by you automatically shall become fully vested. For purposes of clarity, in the event that your employment with the Company is terminated for any reason other than for Cause at the time that you are eligible for a Normal Retirement, the Company will consider your termination to be in connection with your Normal Retirement for purposes of this Section 3(a). (b) Other Terminations from the Company. If your employment with the Company terminates for any reason other than as provided in Paragraph 3(a) above, all unvested Phantom Units then held by you automatically shall be forfeited without payment upon such termination. (c) Change of Control. All outstanding Phantom Units held by you automatically shall become fully vested upon a Change of Control.

Exhibit 10.3 For purposes of this Paragraph 3, the terms used above shall be defined as follows: (i) “employment with the Company” shall include being an employee or a director of, or a consultant to, the Company. However, if your Award is subject to Section 409A, whether your employment with the Company has terminated will be determined in accordance with the regulations issued under Section 409A that govern a “separation from service.” (ii) “Disability” means (a) your inability to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) you are, by reason of a medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan of the Company. (iii) “Normal Retirement” means you have reached the age of 62 years. 4. Payments. Settlements of the Phantom Units and the DERs shall be subject to and pursuant to rules and procedures established by the Committee in its sole discretion. (a) Phantom Units. As soon as administratively practicable after the vesting of a Phantom Unit, but in no event later than the 60th day following the vesting event, you shall receive from the Company one Unit for each such vested Phantom Unit; provided, however, the Committee may, in its sole discretion, direct that a cash payment be made to you in lieu of the delivery of such Unit. Any such cash payment shall be equal to the Fair Market Value of the Unit on the payment date. If more than one Phantom Unit vests at the same time, the Committee may elect to pay such vested Award in Units, cash or any combination thereof, in its discretion. (b) DERs. On or as soon as practicable following the date a cash distribution is made by the Partnership with respect to a Unit, but in no event later than the 60th day following the distribution date and provided that such cash distribution is made on or after January 15, 2023, the Company shall pay you with respect to each Phantom Unit then held by you, an amount of cash equal to the amount of cash distributed with respect to a Unit on or promptly following the date on which the distribution is otherwise paid to the holders of Units generally, but in no event later than the 60th day following the distribution date. (c) Section 409A Delay: Notwithstanding the timing of payment set forth in Section 4(a) or (b) above, the Phantom Units and the DERs subject to this Agreement may be paid out in accordance with Section 8(m) of the Plan, if applicable. Section 8(m) of the Plan sets forth rules regarding the potential six month delay of certain payments, as required by Section 409A. 5. Limitations Upon Transfer. All rights under this Agreement shall belong to you alone and may not be transferred, assigned, pledged, or hypothecated by you in any way (whether by operation of law or otherwise), other than by will or the laws of descent and distribution

Exhibit 10.3 and shall not be subject to execution, attachment, or similar process. Upon any attempt by you to transfer, assign, pledge, hypothecate, or otherwise dispose of such rights contrary to the provisions in this Agreement or the Plan, or upon the levy of any attachment or similar process upon such rights, such rights shall immediately become null and void. 6. Restrictions. By accepting this grant, you agree that any Units which you may acquire upon payment of this award will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws. You also agree that (i) the certificates representing the Units acquired under this award may bear such legend or legends as the Committee deems appropriate in order to assure compliance with applicable securities laws, (ii) the Company may refuse to register the transfer of the Units to be acquired under this award on the transfer records of the Partnership if such proposed transfer would in the opinion of counsel satisfactory to the Partnership constitute a violation of any applicable securities law, and (iii) the Partnership may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Units to be acquired under this award. 7. Withholding of Taxes. To the extent that the vesting or payment of a Phantom Unit or DER results in the receipt of compensation by you with respect to which the Company or an Affiliate has a tax withholding obligation pursuant to applicable law, the Company or Affiliate shall withhold from any cash payment such amount of money as may be required to meet its withholding obligations under such applicable laws. No payment of a vested Phantom Unit in the form of a Unit shall be made pursuant to this Agreement until you have paid or made arrangements approved by the Company or the Affiliate to satisfy in full the applicable tax withholding requirements of the Company or Affiliate with respect to such event, which may include the Company withholding a number of Units having a value equal to the amount of its tax withholding obligation. 8. Rights as Unitholder. You, or your executor, administrator, heirs, or legatees shall have the right to vote and receive distributions on Units and all the other privileges of a unitholder of the Partnership only from the date of issuance of a Unit certificate in your name representing payment of a vested Phantom Unit. 9. Insider Trading Policy. The terms of the Company’s Insider Trading Policy are incorporated herein by reference. The timing of the delivery of any Units pursuant to a vested Phantom Unit shall be subject to and comply with such Policy. 10. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and upon any person lawfully claiming under you. 11. Entire Agreement. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Phantom Units granted hereby. Without limiting the scope of the preceding sentence, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect.

Exhibit 10.3 12. Modifications. Except as provided below, any modification of this Agreement shall be effective only if it is in writing and signed by both you and an authorized officer of the Company. 13. Clawback. To the extent required by applicable law or any applicable securities exchange listing standards, or as otherwise determined by the Committee, your Awards and amounts paid or payable pursuant to or with respect to your Awards shall be subject to the provisions of any applicable clawback policies or procedures adopted by the Company or the Partnership, which clawback policies or procedures may provide for forfeiture, repurchase and/or recoupment of your Awards and amounts paid or payable pursuant to or with respect to your Awards. Notwithstanding any provision of the Plan or this Agreement to the contrary, the Company and the Partnership reserve the right, without the consent of you or your beneficiary, to adopt any such clawback policies and procedures, including such policies and procedures applicable to the Plan or this Award with retroactive effect. 14. Severability. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein. 15. Governing Law. This grant shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles thereof. 16. Conflicts. In the event of any conflict between the terms of this Agreement and the Plan, the Plan shall control. Capitalized terms used in this Agreement but not defined herein shall have the meanings ascribed to such terms in the Plan, unless the context requires otherwise. CALUMET GP, LLC By: ___________________________ Name: ___________________________ Title: ___________________________